UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): July 31, 2014

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Rexnord Corporation (the “Company”) held its fiscal 2015 Annual Meeting of Stockholders on July 31, 2014. The stockholders (i) elected three directors of the Company's Board of Directors to serve for three-year terms expiring in fiscal 2018; and (ii) ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2015. There were 101,282,209 outstanding shares eligible to vote as of June 5, 2014, the record date for the fiscal 2015 Annual Meeting.
The directors elected to the Company's Board for terms expiring at the Annual Meeting in fiscal 2018, as well as the number of votes cast for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Christopoul	92,973,989	1,154,328	2,502,286
Peter P. Copses	92,000,945	2,127,372	2,502,286
John S. Stroup	92,974,845	1,153,472	2,502,286

The terms of office for the following directors continue until the Annual Meeting in the fiscal year set forth below:

Director	Term	Director	Term
Mark S. Bartlett	2017	Todd A. Adams	2016
Damian J. Giangiacomo	2017	Laurence M. Berg	2016
John M. Stropki	2017	George M. Sherman	2016
The proposal to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2015 received the following votes:

Votes for Approval:	95,593,143
Votes Against:	1,034,431
Abstentions:	3,028
Broker Non-Votes:	—

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 1st day of August, 2014.

REXNORD CORPORATION

BY:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary